EXHIBIT 23.1



                          INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
TRM Corporation (formerly TRM
   Copy Centers Corporation):

We consent to the use of our reports incorporated herein by reference and to the reference to us under the heading "Experts" in the prospectus.



KPMG PEAT MARWICK LLP

Portland, Oregon
November 13, 1998